                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 23, 1997, (except with respect to the matters discussed in the Subsequent Events note as to which the date is March 27, 1997), included in the Joint Current Report on Form 8-K dated November 12, 1997 of Starwood Lodging Trust and Starwood Lodging Corporation (as amended by the Form 8-K/A dated December 18, 1997 and the Form 8-K/A dated January 7, 1998), and to all references to our firm included in this registration statement.

                                          /s/  ARTHUR ANDERSEN LLP

New York, New York
March 9, 1998